EXHIBIT 23.1

Consent of Ernst & Young LLP,
Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-190314, 333-186727, 333-185855, 333-179842, 333-172306, 333-164923, 333-157492, 333-149602, 333-141260, and 333-137502) pertaining to the OPNET Technologies, Inc. Amended and Restated 2000 Stock Incentive Plan, the 2012 Stock Incentive Plan, the 2006 Equity Incentive Plan, the 2006 Director Option Plan, the 2006 Employee Stock Purchase Plan, and the 2009 Inducement Equity Incentive Plan of Riverbed Technology, Inc. of our reports dated February 14, 2014, with respect to the consolidated financial statements and schedule of Riverbed Technology, Inc., and the effectiveness of internal control over financial reporting of Riverbed Technology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
San Jose, California
February 14, 2014